Exhibit 99.1

PRESS RELEASE

GMH Communities Trust

10 Campus Boulevard

Newtown Square, PA 19073

FOR IMMEDIATE RELEASE

GMH Communities Trust Announces

Third Quarter 2007 Results

NEWTOWN SQUARE, PA – November 5, 2007—GMH Communities Trust (NYSE: GCT), one of the leading providers of housing, lifestyle and community solutions for college students and members of the U.S. military and their families, today reported results for the third quarter and nine-month period ended September 30, 2007.

Third Quarter Financial Highlights:

•                  Funds from operations (FFO) increased to $7.6 million, or $0.11 per diluted share, for the third quarter of 2007, from $2.5 million, or $0.03 per diluted share, for the comparable period last year. FFO results include charges totaling approximately $1.6 million, or $(0.02) per diluted share, in connection with the Company’s settlement of its class action/securities litigation.

•                  Net income increased to $4.4 million, or $0.11 per diluted share, for the third quarter of 2007, as compared to a net loss of $4.3 million, or $(0.10) per diluted share, for the comparable period last year, and also includes the $(0.02) per diluted share impact from litigation settlement charges taken in the third quarter of 2007.

•                  Net loss from continuing operations decreased to $1.4 million, or $(0.03) per diluted share, for the third quarter of 2007, as compared to a net loss of $4.1 million, or $(0.10) per diluted share, for the third quarter of 2006. Income from discontinued operations was $5.7 million, as compared to a loss from discontinued operations of $144,000 for the third quarter of 2006.

•                  Same-store student housing-owned portfolio achieved occupancy of 91.2% for the start of the 2007-2008 academic year, while the total student housing-owned portfolio achieved 90.5%.

•                  Same-store student housing-owned portfolio experienced 6% increase in net operating income for the third quarter of 2007 over the prior year, driven by a 2.3% decrease in operating expenses and net rental revenue growth of 1.8%.

•                  Net income from the military housing segment increased 29% to $6.6 million for the third quarter, as compared to $5.1 million over the prior year period.

Operational Highlights and Recent Developments:

•                  Completed 2007 strategic initiative to sell and place into joint venture a total of 11 student housing properties, with the final two properties sold during the third quarter. The two sales resulted in $22.4 million in combined net proceeds, a portion of which was used to repay outstanding debt under the Company’s note facility. The Company continues to manage all 11 properties.

•                  Acquired Blanton Commons – Phase II, a 72-unit/264-bed student housing property located in Valdosta, GA, and adjacent to the Company’s Blanton Commons-Phase I property. After placement of new mortgage debt on both properties, net proceeds totaled $22.4 million. A portion of the net proceeds was used to repay outstanding debt under the Company’s note facility.

•                  On October 1, 2007, GMH Military Housing commenced operations for its Navy Southeast Region project. Project financing is expected to be funded in the fourth quarter of 2007, at which time development, construction and renovation of family housing for the project will commence. The project is expected to have initial development period (IDP) costs of approximately $690 million, making this project one of the largest public-private venture housing initiatives to date and covering approximately 5,269 end-state housing units.

•                  On November 1, 2007, GMH Military Housing finalized agreements for its Vandenberg Air Force Base project located in Lompoc, CA. The 50-year term of the project commences with a five-year IDP that includes the design, construction and/or renovation, as well as the overall management, maintenance and operational responsibilities for 867 end-state housing units, with IDP costs of approximately $163 million.

•                  Executed settlement agreements in connection with all shareholder class action and related securities litigation. After insurance payments covering a substantial portion of the settlement amounts and legal expenses, combined net charges for these matters totaled $2.2 million, or $(0.03) per diluted share, for the nine months ended September 30, 2007.

“We have had an extremely active year thus far within each of our student housing and military housing segments. We continue to execute upon our long-term objectives of maintaining a strong balance sheet and ensuring liquidity through access to capital resources,” said Gary M. Holloway, Sr., the Company’s Chairman, Chief Executive Officer and President. “On the student housing front, we remain committed to improving operating margins, increasing occupancy and seeking ways to maximize value from our student housing assets. As for our military housing division, we are excited by the successes we have experienced during 2007, and believe this sets a solid foundation for revenue growth for the remainder of this year and into 2008. With the award of five new family housing projects this year alone, GMH Military Housing remains a proven leader in its field.”

Third Quarter 2007 Results of Operations

For the three months ended September 30, 2007, the Company reported net income of $4.4 million, or $0.11 per diluted share, as compared to a net loss of $4.3 million, or $(0.10) per diluted share, for the comparable quarter in the prior year. FFO for the third quarter of 2007 was $7.6 million, or $0.11 per diluted share, as compared to $2.5 million, or $0.03 per diluted share, for the third quarter of 2006. Net loss from continuing operations for the three months ended September 30, 2007 was $1.4 million, or $(0.03) per diluted share, as compared to a net loss of $4.1 million, or $(0.10) per diluted share, for the comparable quarter in the prior year.

Net income and FFO for the three months ended September 30, 2007 were impacted by charges totaling $1.6 million, or $(0.02) per diluted share, relating to the Company’s settlement of its class action/securities litigation.

Adjusted net loss for the third quarter was $1.9 million, or $(0.05) per diluted share, representing net income (loss) before $11.1 million ($6.3 million, net of minority interest) in gain resulting from our sales to joint ventures and student housing property sales during the three months ended September 30, 2007. Adjusted net loss from continuing operations for the third quarter was $2.0 million, or $(0.05) per diluted share, representing net income before gain from sales to joint ventures. Adjusted EBITDA, representing net loss from continuing operations before minority interest, interest expense, income taxes, depreciation and amortization, gain on sales to joint ventures, and securities litigation and Audit/Special Committee expenses, totaled $25.4 million for the third quarter of 2007, as compared to $17.5 million for the comparable quarter last year, representing an increase of $7.9 million or 45.1%.

For the nine months ended September 30, 2007, the Company reported net income of $28.6 million, or $0.69 per diluted share, as compared to a net loss of $3.7 million, or $(0.09) per diluted share, for the comparable prior year period. FFO was $32.9 million, or $0.45 per diluted share, for the nine months ended September 30, 2007, as compared to FFO of $24.3 million, or $0.33 per diluted share, for the comparable period in the prior year.

Net income from our continuing operations for the nine months ended September 30, 2007 was $10.6 million, or $0.26 per diluted share, as compared to a net loss of $4.2 million, or $(0.10) per diluted share, for the comparable period last year. Net income from continuing operations and FFO for the nine months ended September 30, 2007 included charges of $2.2 million, or $(0.03) per diluted share, relating to the Company’s settlement of its class action/securities litigation.

Adjusted net loss for the nine months ended September 30, 2007 was $1.1 million, or $0.03 per diluted share. Adjusted net loss from continuing operations represented a loss of $2.4 million, or $(0.06) per diluted share, for the nine months ended September 30, 2007. Adjusted EBITDA totaled $84.4 million for the nine months ended September 30, 2007, as compared to $64.7 million for the comparable period last year, representing an increase of $19.7 million or 30.4%.

The financial tables and schedules accompanying this press release contain reconciliations of each of (i) FFO, adjusted net loss, adjusted net loss from continuing operations, and adjusted EBITDA to net income (loss) from continuing operations, the most directly comparable GAAP measure, and (ii) FFO per diluted share and adjusted net income per diluted share to earnings per diluted share, the most directly comparable GAAP measure.

Business Segment Review for Third Quarter 2007

Student Housing Segment

•                  Net loss from continuing operations relating to the Company’s student housing segment (excluding $1.1 million from the gain on sales to joint ventures) represented a loss of $7.4 million, based on total revenue of $45.8 million during the third quarter of 2007, as compared with a net loss from continuing operations for the student housing segment during the comparable quarter last year of $6.9 million, based on total revenue of $41.3 million.

•                  Total revenues for same store properties, representing 50 properties owned during the three months ended September 30, 2007 and 2006, increased $345,000, or 0.9%, to $37.1 million, as compared with $36.8 million for the prior year period; while total property operating expenses decreased $508,000, or 2.3%, to $22.0 million.

•                  Total revenues for same-store properties, representing 43 properties owned during the nine months ended September 30, 2007 and 2006, remained unchanged at $99.0 million, as compared to the prior year period; while total property operating expenses increased by $1.0 million, or 2.0%, to $50.8 million.

•                  As of September 30th, opening physical occupancy for the student housing-owned portfolio, excluding properties held through joint ventures, reached 90.5%; and on a same-store basis, occupancy at the start of the Fall 2007-2008 academic year was 91.2%. Current physical occupancy, as of November 5, 2007, is 88.1%, and on a same-store basis is 88.8%.

•                  Annualized Net Rental Revenue per Available Bed (REVPAB) for the wholly-owned same- store assets for the 2007-2008 academic year is projected at $382 per bed/per month; and Annualized Total Revenue per Available Bed for these same assets is projected at $405 per bed/per month for the 2007-2008 academic year.

•                  Pre-lease occupancy for the Fall 2008 academic year is 8.1% as of November 5, 2007, compared with 1.0% at the same time last year.

At the end of third quarter, the Company owned, or had ownership interests in, 72 student housing properties containing a total of 13,232 units and 42,670 beds and seven undeveloped or partially developed parcels of land held for development as student housing properties. This portfolio included eight properties containing a total of 1,140 units and 4,160 beds in which the Company held a 10% interest through joint ventures with third parties, and for which the Company provides management services. In addition to our properties held through joint ventures, the Company manages a total of 19 student housing properties owned by others, containing a total of 3,534 units and 11,683 beds, including 48 units and 262 beds currently under construction.

Military Housing Segment

•                  As of September 30, 2007, the Company earned fees for providing development, construction, renovation and management services on 10 military housing projects, encompassing 25 military bases with an aggregate of 19,021 end-state housing units.

•                  Net income relating to the military housing segment for the three months ended September 30, 2007 was $6.6 million, based on total revenue of $10.0 million (net of $17.8 million of expense reimbursements), as compared with net income of $5.1 million for the same quarter last year, based on total revenue of $7.7 million (net of $17.3 million in expense reimbursements).

On July 26, 2007, the terms and debt financing for the Navy Northeast Region project were restructured as a result of (i) the anticipated closure of the Naval Air Station in Brunswick, ME in connection with the Base Realignment and Closure (BRAC) regulations, and (ii) changes in housing market conditions that affected occupancy rates for the project. These factors resulted in a decrease of 1,343 end-state housing units covered by the project.

Subsequent to the third quarter of 2007, the Company completed the acquisition of an ownership interest in its Navy Southeast Region project, which encompasses 11 bases and 5,269 end-state housing units, and the Vandenberg Air Force Base project, which covers 867 end-state housing units. In addition, the Company recently announced that it has been selected as the Highest Ranked Offeror (HRO) by the Department of the Air Force for its AMC West project, with estimated IDP costs of in excess of $400 million and covering an estimated 2,435 end-state housing units.

The military housing division currently has under review four potential additional military housing privatization project opportunities, including opportunities to acquire additional projects from competitors. The Company also is in active negotiations to finalize the acquisition of its interest in the recently awarded Fort Jackson and West Point projects with the Army, and the AMC West project with the Air Force, all of which are expected to commence operations during 2008. In addition, the Company expects its unaccompanied housing projects associated with the Army’s Fort Bliss and Fort Stewart to commence operations prior to the 2007 year-end.

Company Earnings Guidance

Management will not provide 2007 year-end earnings guidance, but reiterates its belief that the current quarterly dividend of $0.165 per share is sustainable. The Company anticipates that it will provide guidance for 2008 in the near future.

Webcast and Conference Call Details

Management will conduct a conference call and live webcast at 10:00 a.m. Eastern Time on Tuesday, November 6, 2007 to review the Company’s third quarter 2007 results.

The conference call dial in number is 303-262-2131. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at the Investor Relations section of the Company’s website at www.gmhcommunities.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. A replay of the webcast will also be available at the Company’s website for 30 days following the call.

Supplemental Information

The Company will produce a supplemental information package that provides details regarding its operating performance, investing activities and overall financial position for the third quarter of 2007. A copy of this supplemental information package will be available on the Company’s website at www.gmhcommunities.com under the Investor Relations section.

Non-GAAP Financial Measures

This press release contains non-GAAP (“Generally Accepted Accounting Principles”) information that is generally provided by most publicly traded REITs and that we believe may be of interest to the investment community. Reconciliations of all non-GAAP financial measures to GAAP financial measures are included in a schedule accompanying this press release.

About GMH Communities Trust

GMH Communities Trust (www.gmhcommunities.com) is a publicly-traded Maryland real estate investment trust (REIT). We are a self-advised, self- managed, specialty housing company focused on providing housing to college and university students residing off-campus and to members of the U.S. military and their families residing on or near bases throughout the United States. GMH Communities also provides property management services to third-party owners of student housing properties, including colleges, universities, and other private owners. The Company, based in Newtown Square, PA, employs more than 2,300 people throughout the United States.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are based on our current expectations, estimates and projections about future events and financial trends affecting us are “forward-looking statements.” Forward- looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate” or other comparable terminology. These statements are inherently subject to risks and uncertainties, including the risks relating to our business presented in our filings with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information contact:

At The Company	Gregory FCA	Financial Relations Board
Kathleen M. Grim	Greg Matusky	Joe Calabrese
610.355.8206	610.642.8253	212.827.3772
kgrim@gmh-inc.com	(General Media Contact)	(Analyst Info)

*******Financial Tables Follow *******

See Supplemental Information Package for Additional Financial Information

GMH COMMUNITIES TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and number of shares)

	September 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Real estate investments:
Student housing properties	$1,413,790	$1,659,422
Accumulated depreciation	85,406	66,855
	1,328,384	1,592,567
Corporate assets:
Corporate assets	9,408	9,427
Accumulated depreciation	1,396	1,002
	8,012	8,425

Cash and cash equivalents	6,710	22,539
Restricted cash	20,805	16,955
Accounts and other receivables, net:
Related party	18,565	17,131
Third party	6,560	2,762
Investments in joint ventures
Military housing projects	51,666	37,987
Student housing properties	1,457	—
Deferred contract costs	6,361	2,344
Deferred financing costs, net	4,686	5,103
Lease intangibles, net	50	2,468
Deposits	7,419	907
Other assets	6,951	4,802
Total assets	$1,467,626	$1,713,990
LIABILITIES AND BENEFICIARIES’ EQUITY
Notes payable	$962,913	$1,028,290
Note facility and line of credit	32,905	199,435
Accounts payable	7,851	3,213
Accrued expenses	30,754	27,257
Dividends and distributions payable	11,759	12,077
Other liabilities	11,207	28,446
Total liabilities	1,057,389	1,298,718

Minority interest	139,192	157,972
Commitments and contingencies	—	—
Beneficiaries’ equity:
Common shares of beneficial interest, $0.001 par value; 500,000,000 shares authorized, 41,621,594 and 41,567,146 issued and outstanding at September 30, 2007, and December 31, 2006, respectively	42	42
Preferred shares—100,000,000 shares authorized, no shares issued or outstanding	—	—
Additional paid-in capital	331,099	325,347
Cumulative earnings	29,908	1,324
Cumulative dividends	(90,004)	(69,413)
Total beneficiaries’ equity	271,045	257,300
Total liabilities and beneficiaries’ equity	$1,467,626	$1,713,990

GMH COMMUNITIES TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue:
Rent and other property income	$45,157	$39,995	$141,828	$118,543
Expense reimbursements:
Related party	18,286	17,309	52,324	48,364
Third party	2,459	3,270	6,971	6,857
Management fees:
Related party	2,866	2,131	7,903	6,271
Third party	828	766	2,163	2,421
Other fee income-related party	9,202	5,616	22,775	15,877
Other income	176	110	601	250
Total revenue	78,974	69,197	234,565	198,583
Operating Expenses:
Property operating expenses	25,995	23,553	68,052	56,862
Reimbursed expenses	20,745	20,579	59,295	55,221
Real estate taxes	3,929	3,869	13,324	11,529
Administrative expenses	3,834	4,123	12,610	13,134
Securities litigation and Audit/Special Committee expenses	1,638	1,822	2,227	6,698
Depreciation and amortization	10,798	9,632	33,911	28,756
Interest	14,072	12,129	47,292	33,271
Total operating expenses	81,011	75,707	236,711	205,471
Gain on sales to joint ventures	1,094	—	22,868	—
Income (loss) from continuing operations before equity in earnings of unconsolidated entities, income taxes and minority interest	(943)	(6,510)	20,722	(6,888)
Equity in earnings of unconsolidated entities	890	460	3,149	2,850
Income (loss) from continuing operations before income taxes and minority interest	(53)	(6,050)	23,871	(4,038)
Income taxes	2,339	1,307	5,191	3,494
Income (loss) from continuing operations before minority interest	(2,392)	(7,357)	18,680	(7,532)
Minority interest (income) loss attributable to continuing operations	1,022	3,209	(8,082)	3,285
Net Income (loss) from continuing operations	(1,370)	(4,148)	10,598	(4,247)
Discontinued Operations:
Income (loss) from discontinued operations before minority interest	60	(255)	2,224	1,010
Gain on sale of student housing properties	9,965	—	29,355	—
Minority interest (income) loss attributable to discontinued operations	(4,282)	111	(13,593)	(456)
Income (loss) from discontinued operations	5,743	(144)	17,986	554
Net income (loss)	$4,373	$(4,292)	$28,584	$(3,693)
Earnings (loss) per common share-basic
Continuing operations	$(0.03)	$(0.10)	$0.26	$(0.10)
Discontinued operations	$0.14	$0.00	$0.43	$0.01
	$0.11	$(0.10)	$0.69	$(0.09)
Earnings (loss) per common share-diluted
Continuing operations	$(0.03)	$(0.10)	$0.26	$(0.10)
Discontinued operations	$0.14	$0.00	$0.43	$0.01
	$0.11	$(0.10)	$0.69	$(0.09)
Weighted-average shares outstanding during the period:
Basic	41,552,942	41,491,841	41,577,441	40,678,959
Diluted	72,589,218	73,127,527	72,940,859	73,408,044
Common share dividend declared per share	$0.165	$0.2275	$0.495	$0.6825

Annualized Net Rental Revenue per Available Bed (REVPAB) and Annualized Total Revenue per Available Bed

Annualized Net Rental Revenue per Available Bed (REVPAB) as used with respect to our student housing portfolio is defined as net rental revenue projected for the 12-month annual period, known as the academic year, divided by the total number of beds in the wholly-owned student housing portfolio. Annualized Total Revenue per Available Bed as used with respect to our student housing portfolio is defined as total revenue projected for the 12-month annual period, known as the academic year, divided by the total number of beds in the wholly owned student housing portfolio. Total revenue includes net rental revenue, commercial revenue, other income items and utility reimbursements received from residents occupying the Company’s student housing properties.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

Net Operating Income (NOI)

Net Operating Income (NOI) as used with respect to our student housing portfolio is defined as a gross income less operating expenses. Gross income includes both rent and other property income; and operating expenses exclude interest, depreciation and amortization, but include repairs and maintenance, insurance, utilities, supplies, property taxes, etc. Management believes the most directly comparable generally accepted accounting principle, or GAAP, measure to NOI is net income (loss), and that NOI is a useful measure for measuring profitability of our student housing properties because it removes the impact of non-cash charges, such as depreciation and amortization. NOI as calculated by us may not be comparable to NOI calculated by other companies that do not define NOI as we define the term. NOI does not represent cash generated from a property determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP.

Funds From Operations

Funds from operations, or FFO, is a widely recognized measure of REIT performance. Although While FFO is not a GAAP financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. NAREIT defines FFO as net income (loss) before minority interest of unitholders, excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP), plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. The GAAP measure that we believe to be most directly comparable to FFO, net income (loss), includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial tables included in the financial statements that we file with the Securities and Exchange Commission. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Diluted funds from operations per share (“Diluted FFO per share”)

Diluted FFO per share, or sometimes referenced as FFO per diluted share, is (1) FFO adjusted to add back any convertible preferred share dividends and any other changes in FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged. However, the computation of Diluted FFO per share does not assume conversion of securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period. The Company believes that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating its FFO results in the same manner that investors use earnings per share in evaluating net income available to common shareholders. In addition, since most equity REITs provide Diluted FFO per share information to the investment community, the Company believes Diluted FFO per share is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share. Diluted FFO per share, as it is based on FFO, has most of the same limitations as FFO (described above); management compensates for these limitations by using the measure simply as a supplemental measure that is weighed in the balance with other GAAP and non-GAAP measures.

The following table presents a reconciliation of FFO to net income (loss), and FFO per diluted share to earnings (loss) per diluted share, for the three and nine months ended September 30, 2007 and September 30, 2006 (in thousands, except for per share data):

	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006

FUNDS FROM OPERATIONS (FFO)

Net (loss) income	$4,373	$(4,292)	$28,584	$(3,693)

Add:
Minority interest attributable to continuing operations	(1,022)	(3,209)	8,082	(3,285)
Minority interest attributable to discontinued operations	4,282	(111)	13,593	456
Depreciation on real property	10,252	9,425	31,727	26,754
Depreciation on unconsolidated joint ventures	150	—	261	—
Amortization of lease intangibles	282	712	2,478	4,112
Gain on sale to joint ventures	(723)	—	(22,497)	—
Gain on sale of properties	(9,965)	—	(29,355)	—
FFO	$7,629	$2,525	$32,873	$24,344

FFO per share/unit – basic	$0.11	$0.03	$0.45	$0.34
Weighted-average shares/units outstanding – basic	72,589,218	73,116,458	72,940,859	72,304,476

FFO per share/unit – fully diluted	$0.11	$0.11	$0.45	$0.33
Weighted-average shares outstanding – fully diluted	72,589,218	73,127,527	72,940,859	73,408,044

EPS – basic	$0.11	$(0.10)	$0.69	$(0.09)
Weighted-average shares outstanding – basic	41,552,942	41,491,841	41,577,411	40,678,959

EPS – fully diluted	$0.11	$(0.10)	$0.69	$(0.09)
Weighted-average shares outstanding – fully diluted	72,589,218	73,127,527	72,940,859	73,408,044

Adjusted Net Income (Loss), Adjusted Net Income (Loss) From Continuing Operations and Adjusted EBITDA

This press release includes references to adjusted net income, adjusted net income (loss) from continuing operations and adjusted EBITDA.

Adjusted net income (loss) represents net income (loss) as adjusted for gain from sales of student housing properties to SCI Real Estate Investments and Horizon Realty Advisors and into our joint venture with Fidelity Real Estate Group during the second and third quarters of 2007. Adjusted net income (loss) from continuing operations represents net income (loss) from continuing operations as adjusted for gain on sale to joint venture. We believe adjusted net income (loss) and adjusted net income (loss) from continuing operations are useful measures of our operating performance, as they provide us with a measure of our profitability, by removing the gains from non-operating activities, enabling us to analyze our operating performance on a comparable basis to our competitors, regardless of capital structure. Adjusted net income (loss) and adjusted net income (loss) from continuing operations, as calculated by us, may not be comparable to these measures as reported by other companies that do not define them exactly as we define the term. Adjusted net income (loss) and adjusted net income (loss) from continuing operations do not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) from continuing operations before minority interest, interest, income taxes, depreciation and amortization, gain on sale to joint venture, and securities litigation and Audit/Special Committee expenses. Adjusted EBITDA is a useful measure of our operating performance, as it provides us with a measure of our profitability, by removing the impact of our asset base (primarily depreciation and amortization), non-operating gains (losses), and the leverage from our operating results, enabling us to analyze our operating performance on a comparable basis to our competitors, regardless of capital structure. Adjusted EBITDA, as calculated by us, may not be comparable to adjusted EBITDA reported by other companies that do not define adjusted EBITDA exactly as we define the term. Adjusted EBITDA does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

The following tables present reconciliations of net income (loss) and net income (loss) from continuing operations as adjusted to add back the items described above for the three months and nine months ended September 30, 2007 and September 30, 2006 (in thousands):

Adjusted Net Income (Loss)

	Three months ended September 30, 2007	Diluted EPS	Nine months ended September 30, 2007	Diluted EPS
Net income	$4,373	$0.11	$28,584	$0.69
Gain on sale to joint venture, net of minority interest (a)	(627)	(0.02)	(12,995)	(0.32)
Gain on sale of student housing properties, net of minority interest (b)	(5,689)	(0.14)	(16,703)	(0.40)
	$(1,943)	$(0.05)	$(1,114)	$(0.03)

(a)

Gain on sale to joint venture is $1,094, less $467of minority interest, for the three months ended September 30, 2007, and $22,868, less $9,873 of minority interest, for the nine months ended September 30, 2007.

(b)

Gain on sale of student housing properties is $9,965, less $4,276 of minority interest for the three months ended September 30, 2007; and $29,355, less $12,652 of minority interest for the nine months ended September 30, 2006.

Adjusted Net Income (Loss) From Continuing Operations

	Three months ended September 30, 2007	Diluted EPS	Nine months ended September 30, 2007	Diluted EPS
Net income (loss) from continuing operations	$(1,370)	$(0.03)	$10,598	$0.26
Gain on sale to joint venture, net of minority interest (a)	(627)	(0.02)	(12,995)	(0.32)
	$(1,997)	$(0.05)	$(2,397)	$(0.06)

(c)

Gain on sale to joint venture is $1,094, less $467of minority interest, for the three months ended September 30, 2007; and $22,868, less $9,873 of minority interest, for the nine months ended September 30, 2007.

Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006

Net income (loss) from continuing operations	$(1,370)	$(4,148)	$10,598	$(4,247)

Adjustments:
Minority interest from continuing operations	(1,022)	(3,209)	8,082	(3,285)
Gain on sale to joint ventures	(1,094)	—	(22,868)	—
Interest expense	14,072	12,129	47,292	33,271
Income taxes	2,339	1,307	5,191	3,494
Depreciation and amortization	10,798	9,632	33,911	28,756
Securities litigation and Audit/Special Committee expenses	1,638	1,822	2,227	6,698
Adjusted EBITDA	$25,361	$17,533	$84,433	$64,687